Reed’s, Inc. Announces $3.4 Million Financing Transaction

LOS ANGELES, CA— (April 24, 2017) - Reed’s, Inc. (NYSE MKT: REED), maker of the top selling all natural sodas in natural food and grocery stores nationwide, today announced the closing of a $3.4 million private placement in the form of the sale and issuance of secured convertible subordinated non-redeemable note (“Note”) and a warrant to purchase 1,416,667 shares of common stock (“Warrant”) to Raptor/Harbor Reeds SPV LLC. In addition to this financing transaction, the Company announced today, in a separate press release, the appointment of Stefan Freeman as Interim Chief Executive Officer and naming of Founder and former Chief Executive Officer Chris Reed to the newly created position of Chief Innovation Officer.

John Bello, Chairman of the Board of Reed’s, Inc., commented “This financing will kick start Reed’s into a new era. Now with the appropriate management adjustments, in-stock inventory availability, more aggressive trade programming and new consumer marketing, Reed’s is ready to capitalize on the rising wellness cultural shift in beverage consuming habits. Reed’s is the best line of craft soda on the market. They are authentic, freshly brewed, all-natural and timely. The new Reed’s team is focused on expanding distribution, driving profitable growth, quenching consumer thirst for better-for-you sodas and delivering enhanced shareholder value,” Mr. Bello concluded.

Dan Doherty, Principal of Raptor/Harbor Reeds SPV LLC. stated, “We are confident in the ability of the management and board of directors to execute on the strategic growth plan. Reed’s brands are iconic in the craft soda category and we believe that the Company is well positioned for significant growth.”

The Note bears interest at a rate of 12% per annum, compounded monthly on a 360-day year/ 30-day month basis. The Note is secured by a second priority security interest in the Company’s assets, which is subordinate to the first priority security interest of PMC Financial Services Group, LLC. The Note matures on the two-year anniversary of the closing date and may not be prepaid. After 180 days, the Note may be converted, at any time and from time to time, into 1,133,333 shares of common stock of the Company. The Warrant will expire on the 5th anniversary of the closing date and have an exercise price equal to $4.00. The Warrant will not be exercisable until 180 days after the closing date. The Note and Warrant contain customary anti-dilution provisions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Reed’s has agreed to file a registration statement with the SEC covering the resale of the shares of common stock underlying the Note and Warrant issued in the private placement.

The proceeds from the private placement will be used for working capital and general corporate purposes.

Wunderlich Securities acted as exclusive placement agents in the transaction.

About Reed’s, Inc.

Reed’s, Inc. makes the top-selling sodas in the natural and specialty foods industry and are sold in over 15,000 natural and mainstream supermarkets nationwide. Reed’s products are sold through an additional estimated 40,000 accounts that include specialty gourmet, natural food stores, retail stores, convenience stores and restaurants nationwide and in select international markets. Reed’s has sold over 500 million bottles since inception in June 1989 and is considered the leader of the fast growing craft soda category. Its seven award-winning non-alcoholic Ginger Brews are unique in the beverage industry, being brewed, not manufactured and using fresh ginger, spices and fruits in a brewing process that predates commercial soft drinks. The Company owns the top-selling root beer line in natural foods, the Virgil’s Root Beer product line, and a top-selling cola line in natural foods, the China Cola product line. In 2012, the Company launched its Reed’s Culture Club Kombucha line of organic live beverages. Other product lines include Reed’s Ginger Candies and previously Reed’s Ginger Ice Creams.

For more information about Reed’s, please visit the Company’s website at:

http://www.reedsinc.com

or call 800-99-REEDS.

Follow Reed’s on Twitter at http://twitter.com/reedsgingerbrew
Reed’s Facebook Fan Page at https://www.facebook.com/ReedsGingerBrew

SAFE HARBOR STATEMENT

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. In particular, forward-looking statements include statements regarding the use of proceeds from the private placement and the anticipated filing of a registration statement to cover resales of common stock underlying the securities issued in the private placement. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CONTACT: Reed’s, Inc.

Investor Relations

(310) 217-9400 ex.6

Email: ir@reedsinc.com

www.reedsinc.com